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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Zoran Corporation of our report dated January 24, 2003 relating to the financial statements, which appears in Zoran Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
July 1, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS